Exhibit 4.4

EXHIBIT A

FORM OF WARRANT CERTIFICATE

[Face of Warrant Certificate]

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN

VOID AFTER 5 P.M., NEW YORK CITY TIME, ON  MAY 28, 2010                       ,

PROGEN PHARMACEUTICALS LIMITED

WARRANT CERTIFICATE REPRESENTING

WARRANTS TO PURCHASE

ORDINARY SHARES

No.                                     Warrants                                  CUSIP No.

This certifies that                             or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time   on or before 5 p.m., New York City time, on May 28, 2010,                             shares of Ordinary Shares (the “Warrant Securities”), of Progen Pharmaceuticals Limited (the “Company”) on the following basis: during the period from the date hereof through and including   May 28, 2010, the exercise price per Warrant Security will be the US dollar equivalent of AUD$ 8.40, converted into US dollars at the average interbank exchange rate in effect on the date of exercise, subject to adjustment as provided in the Warrant Agreement (as hereinafter defined) (the “Warrant Price”). The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of the United States of America, in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds, the Warrant Price for each Warrant Security with respect to which this Warrant is exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of Computershare Trust Company, N.A., or its successor as warrant agent (the “Warrant Agent”), which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

The term “Holder” as used herein shall mean the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 5 of the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate may be exercised to purchase a whole number of Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing Warrants for the number of Warrant Securities remaining unexercised.

This Warrant Certificate is issued under and in accordance with the Warrant Agent Agreement dated as of  May 15, 2007 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

Transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or such owner’s assigns, in the manner and subject to the limitations provided in the Warrant Agreement.

After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing Warrants for the same aggregate number of Warrant Securities.

This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities (except to the extent set forth in the Warrant Agreement) or to exercise any voting rights.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.

Dated:
PROGEN PHARMACEUTICALS LIMITED

By

Its

Attest:

As Warrant Agent

By
Authorized Signature

[REVERSE OF WARRANT CERTIFICATE]

(Instructions for Exercise of Warrant)

To exercise any Warrants evidenced hereby for Warrant Securities (as hereinafter defined), the Holder must pay, in lawful money of the United States of America, in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds, the Warrant Price in full for Warrants exercised, to Computershare Trust Company, N.A., which payment must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth above. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

(To be executed upon exercise of Warrants)

The undersigned hereby irrevocably elects to exercise                         Warrants, evidenced by this Warrant Certificate, to purchase                         shares of the Ordinary Shares (the “Warrant Securities”), of Progen Pharmaceuticals Limited and represents that he has tendered payment for such Warrant Securities, in lawful money of the United States of America, in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds, to the order of Progen Pharmaceuticals Limited, c/o Computershare Trust Company, N.A., in the amount of $                        in accordance with the terms hereof. The undersigned requests that said Warrant Securities be in fully registered form in the authorized denominations, registered in such names and the Statement of Holdings delivered all as specified in accordance with the instructions set forth below

OR

DWAC the shares to:

DTC#

Account #

Reference#

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate evidencing the Warrants for the number of Warrant Securities remaining unexercised be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated	Name

(Please Print)
Address

(Insert Social Security or Other Identifying Number of Holder)

Signature Guaranteed
Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchange)

This Warrant may be exercised at the following addresses:

By hand or overnight courier at:

Computershare Trust Company, N.A.

350 Indiana Street

Golden, Colorado 80401

By mail at:

Computershare Trust Company, N.A.

P.O. Box 1596

Denver, Colorado 80201-1596

[Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing Warrants for the number of Warrant Securities remaining unexercised — complete as appropriate.]

ASSIGNMENT

[Form of assignment to be executed if Warrant Holder desires to transfer Warrant)

FOR VALUE RECEIVED,                                 hereby sells, assigns and transfers unto:

(Please print name and address including zip code)

Please insert Social Security or other identifying number

the right represented by the within Warrant to purchase                               shares of Ordinary Shares of Progen Pharmaceuticals Limited to which the within Warrant relates and appoints                               attorney to transfer such right on the books of the Warrant Agent with full power of substitution in the premises.

Dated

Signature

(Signature must conform in all respects to

name of holder as specified on the face of the Warrant)

Signature Guaranteed